SECOND AMENDMENT AGREEMENT

      SECOND AMENDMENT AGREEMENT (this "Agreement") dated as of September 24, 1997 by and among (1) Starter Corporation ("Starter"), (2) Starter Galt, Inc. ("Starter Galt"), (3) Bank of Boston Connecticut ("BankBoston"), CoreStates Bank, N.A. ("CoreStates"), People's Bank, National Bank of Canada, Sanwa Business Credit Corporation, KeyBank National Association, BTM Capital Corporation, Firstrust Savings Bank and PNC Bank, N.A. as lenders (collectively, the "Lenders" and individually, a "Lender"), (4) BankBoston as administrative agent (the "Administrative Agent") for the Lenders and (5) CoreStates as syndication agent (the "Syndication Agent") for the Lenders, with respect to a certain Second Amended and Restated Credit Agreement dated as of May 13, 1997 by and among the Borrowers, the Lenders and the Agents, as amended by a certain First Amendment Agreement dated as of July 16, 1997 (as amended, the "Credit Agreement").

                                   WITNESSETH:

      WHEREAS, the Borrowers have requested that the Lenders and the Agents amend certain provisions of the Credit Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      ss.1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

      ss.2. Ratification of Existing Agreements. All of the Borrowers' obligations and liabilities to the Lenders and the Agents as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by each Borrower's execution of this Agreement, ratified and confirmed in all respects. In addition, by each Borrower's execution of this Agreement, each Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

      ss.3. Representations and Warranties. All of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date.

      ss.4. Amendments to the Credit Agreement

            (a) Addition of Exhibit F to the Credit Agreement. The Credit Agreement is hereby amended by adding a new Exhibit F thereto to read as set forth on Exhibit F attached hereto and made a part hereof.

            (b) Amendment to Schedule 1 of the Credit Agreement. Schedule 1 of the Credit Agreement is hereby amended in its entirety as set forth on Schedule 1 attached hereto and made a part hereof.

            (c) Amendments to Schedule 2 of the Credit Agreement.

                  (i) The chart set forth in the definition of "Applicable Margin" appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                                     LIBOR          Facility Fee
      "Level        Interest Coverage Ratio     Applicable Margin       Rate
      ------        -----------------------     -----------------       ----

                  Greater Than     But  Less
                  Or Equal To        Than
      Level 1       4.00:1           -              1.000%            0.250%
      Level 2       3.25:1           4.00:1         1.375%            0.250%
      Level 3       2.50:1           3.25:1         1.625%            0.375%
      Level 4       2.00:1           2.50:1         2.000%            0.375%
      Level 5       l.50:1           2.00:1         2.125%            0.500%
      Level 6         -              1.50:1         2.375%            0.50O%

                  (ii) The definition of "Obligations" appearing in Schedule 2 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:

                  "Notwithstanding anything to the contrary in the foregoing, the term "Obligations" shall in no event include any indebtedness, obligations or liabilities of the Borrowers or their respective Subsidiaries to BankBoston, N.A. arising or incurred under that certain Letter of Credit Reimbursement and Security Agreement dated as of September 24, 1997 between BankBoston, N.A. and Starter Corporation (the "Letter of Credit Agreement"), which Letter of Credit Agreement was entered into in connection with the $6,400,000 (original principal amount) City of New Haven Facility Variable Rate Demand Revenue Bonds (Starter Sportswear Project - 1986 Series), or any other agreement, instrument or document executed and/or delivered solely in connection with the Letter of Credit Agreement."
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                                       -3-


                  (iii) The definition of "Permitted Acquisition" appearing in
      Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Permitted Acquisition. Shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (including, without limitation, by way of merger) if (a) prior to giving effect thereto, the ratio of Earnings Before Interest and Taxes to Consolidated Total Interest Expense for the period of four (4) fully completed consecutive fiscal quarters of the Borrowers ending immediately prior to such acquisition is greater than 1.50 to 1 and (b) immediately after giving effect thereto:
      (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws,
      (iii) the assets, shares or other equity interests or division or line of business acquired shall be in the same or similar line of business of the Borrowers, (iv) the Administrative Agent shall have received evidence that the board of directors (or Persons performing similar functions) of such Person shall have approved such acquisition, such evidence of approval to be in form and substance reasonably satisfactory to the Administrative Agent in all respects, (v) the payment of the total consideration for such acquisition shall not exceed $5,000,000, (vi) one hundred percent (100%) of the capital stock or other equity interests of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by either Borrower or a Subsidiary of either Borrower and all actions shall have been taken with respect to such acquired or newly formed Subsidiary to cause such Subsidiary to execute and deliver to the Administrative Agent a guaranty of the Obligations and to take all such action as may be required to grant to the Administrative Agent, for the benefit of the Lenders, a first priority perfected security interest in all of the assets of such Subsidiary and (vii)(A) the Borrowers and their Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in ss.10 recomputed as at the last day of each relevant period for testing such compliance, and the Borrowers shall have delivered to the Administrative Agent an officer's certificate to such effect, together with all relevant financial information for such Subsidiary or assets, and
      (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by ss.9.1 hereof)."

                  (iv) The definition of "Permitted Overadvance Amount" appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:
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                                       -4-


            "Permitted Overadvance Amount. For the periods set forth below, an amount (in addition to the amount permitted under the Borrowing Base) equal to the lesser of (a) the dollar amounts set forth opposite such period set forth below and (b) an amount equal to the applicable advance rate set forth in the table below multiplied by the sum of (i) the face amount of the issued and undrawn documentary Letters of Credit specifically supporting the production of the applicable inventory of the Borrowers and (ii) the net book value (determined on a first-in first-out basis at lower of cost or market) of all Eligible Inventory, both as set forth below for the relevant time of reference thereto as more particularly set forth in Exhibit F attached hereto and made a part hereof.

                  Period              Advance Rate          Amount
                  ------              ------------          ------

             8/1/97 - 8/31/97              30%             $37,500,000
             9/1/97 - 9/30/97              25%             $30,000,000
             10/1/97 - 10/31/97            25%             $25,000,000
             11/1/97 -  11/15/97           20%             $20,000,000
             11/16/97 - 11/30/97           15%             $15,000,000
             12/1/97 -  4/14/98            0%                    $0.00

             4/15/98 - 4/30/98             15%             $15,000,000
             5/1/98 - 6/15/98              25%             $30,000,000
             6/16/98 - 8/31/98             30%             $37,500,000
             9/1/98 - 9/30/98              25%             $30,000,000
             10/1/98 - 10/31/98            25%             $25,000,000
             11/1/98 - 11/15/98            20%             $20,000,000
             11/16/98 - 11/30/98           15%             $15,000,000
             12/1/98 - 4/14/99             0%                    $0.00

             4/15/99 - 4/30/99             15%             $15,000,000
             5/1/99 - 6/15/99              25%             $30,000,000
             6/16/99 - 8/31/99             30%             $37,500,000
             9/1/99 - 9/30/99              25%             $30,000,000
             10/1/99 - 10/31/99            25%             $25,000,000
             11/1/99 - 11/16/99            20%             $20,000,000
             11/16/99 - 11/30/99           15%             $15,000,000
             12/1/99 - Maturity            0%                   $0.00"
                        Date

            (d) Amendment to Section 2.5(a). Section 2.5(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereof at the rate of one-quarter of one percent (0.25%) per annum above the Base Rate from time to time in effect."

            (e) Amendment to Section 3.3. Section 3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.3.3 Optional Repayments of Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time, subject to the premium set forth below, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto unless, contemporaneously with such prepayment, the Borrowers shall have paid to the Administrative Agent all amounts due under ss.5.9 hereof. The Borrowers shall give the Administrative Agent, no later than 10:00 a.m., Hartford time, not less than one (1) and not more than five (5) Business Days' prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and not less than three (3) and not more than five (5) LIBOR Business Days' notice of any proposed prepayment pursuant to this ss.3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. If the Borrowers terminate the Total Commitment, whether in one transaction or a series of transactions, the Borrowers shall pay a premium with respect to such termination in an amount determined in accordance with the percentages set forth in the following table opposite the period during which the termination occurs:

Period Terminated                           Amount Due
-----------------                           ----------

Effective Date through
first anniversary thereof                   3% of the Total Commitment

First anniversary of Effective
Date through second
anniversary of Effective Date               2% of the Total Commitment

Second anniversary of Effective
Date through Maturity Date                  1% of the Total Commitment

            Notwithstanding the foregoing, the premium set forth in the table above shall not be due and payable if the Total Commitment is terminated and the outstanding principal amount of the Obligations are paid with the proceeds of financing pursuant to which Bank of Boston Connecticut is the administrative agent and the interests of the financial institutions participating in such financing constitute more than 50% of the then holders of the Total Commitment at the time of such termination.

            (f) Amendment to Section 10.1. Section 10.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.1 Liabilities to Worth Ratio. The Borrowers will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth for any fiscal quarter ending during any period described in the table set forth below to exceed the ratio set forth opposite such period below:

                            Period                            Ratio
                            ------                            -----

            April 1, 1997 through September 30, 1997        1.75 to 1
            October 1, 1997 through March 31, 1998          1.05 to 1
            April 1, 1998 through June 30, 1998             1.75 to 1
            July 1, 1998 through September 30, 1998         1.90 to 1
            October 1, 1998 through March 31, 1999          1.00 to 1
            April 1, 1999 through June 30, 1999             2.10 to 1
            July 1, 1999 through September 30, 1999         1.90 to 1
            October 1, 1999 through March 31, 2000          1.00 to 1"

            (g) Amendment to Section 10.2. Section 10.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.2 EBIT to Total Interest Expense Ratio. The Borrowers will not permit the ratio of Earnings Before Interest and Taxes to
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                                       -7-


      Consolidated Total Interest Expense for any period of four (4) consecutive fiscal quarters of the Borrowers ending on the dates set forth below to be less than (or exceed in the case of a loss) the ratio set forth opposite such date below:

                         Date                        Ratio
                         ----                        -----

                    September 30, 1997            (0.35) to 1
                    December 31, 1997             (0.75) to 1
                    March 31, 1998                (0.60) to 1
                    June 30, 1998                 (0.40) to 1
                    September 30, 1998             1.10  to 1
                    December 31, 1998              1.50  to 1
                    Thereafter                     1.75  to 1"

            (h) Amendment to Section 10.4. Section 10.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "ss.10.4 Net Income. The Borrowers will not permit Consolidated Net Income (or loss) for the periods set forth below ending on the dates set forth below to be less than (or exceed in the case of a loss) the amount set forth opposite such date in the table set forth below:

                                    Test Date                 Consolidated Net
                                    ---------                  Income (loss)
                                                            Cumulative Year to
                                                                   Date
                                                                   ----

       Three fiscal quarters ending September 30, 1997        ($2,800,000.00)
       Four fiscal quarters ending December 31, 1997          ($7,400,000.00)
       One fiscal quarters ending March 31, 1998              ($3,300,000.00)
       Two fiscal quarters ending June 30, 1998               ($7,500,000.00)
       Three fiscal quarters ending September 30, 1998         $4,000,000.00
       Four fiscal quarters ending December 31, 1998           $2,000,000.00
       One fiscal quarters ending March 31, 1999              ($1,200,000.00)
       Two fiscal quarters ending June 30, 1999               ($5,700,000.00)
       Three fiscal quarters ending September 30, 1999         $4,000,000.00
       Four fiscal quarters ending December 31, 1999               $1.00
       One fiscal quarters ending March 31, 2000               $1,200,000.00"

            (i) Amendment to Schedule 9.1. Schedule 9.1 of the Credit Agreement is hereby amended in its entirety as set forth on Schedule 2 attached hereto and made a part hereof.

            (j) Amendment to Schedule 9.2. Schedule 9.2 of the Credit Agreement is hereby amended in its entirety as set forth on Schedule 3 attached hereto and made a part hereof.

      ss.5. Additional Provisions. The parties hereto additionally covenant and agree as follows:

            (a) On or before October 1, 1997, the Administrative Agent shall receive the results of the inventory appraisal performed by Gordon Brothers Partners, Inc. (the "Inventory Valuation"). If, in the sole discretion of the Administrative Agent and the Lenders, the Inventory Valuation fails to support the existing inventory advance rate, then such advance rate shall be lowered to an amount supported by such Inventory Valuation, as determined in the Administrative Agent's and the Lenders' sole discretion.

            (b) The Borrowers shall cooperate in all respects with such Inventory Valuation and shall pay all costs and expenses in connection with such Inventory Valuation and any fees and expenses incurred in connection with any required further amendment of the Loan Documents.

      Each of the Borrowers expressly acknowledges and agrees that any failure by either Borrower to comply with the terms and conditions of this ss.5 or any other provision contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

      ss.6. Conditions Precedent. The effectiveness of the amendments contemplated herein shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

            (a) All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in ss.3 hereof.

            (b) The Borrowers shall have paid an amendment fee in an amount equal to $250,000 to the Administrative Agent for accounts of the Lenders in accordance with their respective Commitment Percentages.

            (c) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that no Default or Event of Default shall have occurred and be continuing.

      ss.7. Miscellaneous Provisions.

            (a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, the Notes and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement, the Notes and the other Loan Documents, as applicable, shall be read and construed as one instrument.

            (b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

            (c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

                                       STARTER CORPORATION


                                       By: /s/ John C. Warfel
                                           ----------------------------
                                           John C. Warfel
                                           Its Senior Vice President

                                       STARTER GALT, INC.


                                       By: /s/ John C. Warfel
                                           ----------------------------
                                           John C. Warfel
                                           Its Senior Vice President

                                       BANK OF BOSTON CONNECTICUT,
                                        Individually and as Administrative Agent


                                       By: /s/ [ILLEGIBLE]
                                           ----------------------------
                                           Its Vice President

                                       CORESTATES BANK, N.A.,
                                        Individually and as Syndication Agent


                                       By:
                                           ----------------------------
                                           Its

                                       PEOPLE'S BANK


                                       By:
                                           ----------------------------
                                           Its

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

                                       STARTER CORPORATION


                                       By:
                                           ----------------------------
                                           John C. Warfel
                                           Its Senior Vice President

                                       STARTER GALT, INC.


                                       By:
                                           ----------------------------
                                           John C. Warfel
                                           Its Senior Vice President

                                       BANK OF BOSTON CONNECTICUT,
                                        Individually and as Administrative Agent


                                       By:
                                           ----------------------------
                                           Its

                                       CORESTATES BANK, N.A.,
                                        Individually and as Syndication Agent


                                       By: /s/ [ILLEGIBLE]
                                           ----------------------------
                                           Its Vice President

                                       PEOPLE'S BANK


                                       By:
                                           ----------------------------
                                           Its

                                       NATIONAL BANK OF CANADA


                                       By:
                                           --------------------------------
                                           Its

                                       SANWA BUSINESS CREDIT CORPORATION


                                       By:
                                           --------------------------------
                                           Its

                                       KEYBANK NATIONAL ASSOCIATION


                                       By:
                                           --------------------------------
                                           Its

                                       BTM CAPITAL CORPORATION


                                       By:
                                           --------------------------------
                                           Its

                                       FIRSTRUST SAVINGS BANK


                                       By: /s/ Richard E. Dilorenzo
                                           --------------------------------
                                           Its Chief Credit Policy Officer


                                       PNC BANK, N.A.


                                       By:
                                           --------------------------------
                                           Its